July 10, 2025

FOR IMMEDIATE RELEASE
Contact:
Aircastle Advisor LLC
Jim Connelly, SVP ESG & Corporate Communications
Tel: +1-203-504-1871
jconnelly@aircastle.com

Aircastle Announces First Quarter 2025 Results

Highlights for the Three Months Ended May 31, 2025
•Total revenues of $260 million and net income of $49 million
•13% increase in rental revenue compared to first quarter 2024
•Adjusted EBITDA(1) of $232 million
•Acquired 12 aircraft for $465 million, including 5 B737-MAX9 aircraft on lease to United Airlines
•New technology aircraft comprised 46% of the fleet's net book value as of May 31, 2025
•Sold 14 aircraft with an average age of 19 years for net proceeds of $227 million and gains on sale of $30 million
•Fleet utilization over 99%

Liquidity
•Issued new $600 million unsecured term loan with 18 lenders
•Repaid $392 million secured term financing; 98% of total debt is unsecured as of May 31, 2025
•Adjusted net debt-to-equity of 2.2 times as of May 31, 2025
•Total liquidity as of July 1, 2025, of $2.6 billion includes $2.0 billion of undrawn facilities, $0.5 billion of projected adjusted operating cash flows and sales through July 1, 2026, and $0.1 billion of unrestricted cash
•260 unencumbered aircraft and other flight equipment with a net book value of $8.0 billion

________________________________________
(1) Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to Non-GAAP numbers.

Mike Inglese, Aircastle’s CEO, stated, "We're seeing continued growth across air traffic markets in 2025, especially in Europe, Latin America and Asia Pacific. Demand for extensions and sales remain strong. We sold 14 aircraft netting gains of $30 million in the first quarter. This quarter we also invested approximately $465 million in additional acquisitions, 71% of which was new technology aircraft. Overall, an outstanding effort from our global team of seasoned aviation professionals."

Mr. Inglese concluded, “We completed a new $600 million unsecured financing this quarter, a demonstration of the expanded access to Asia's capital markets afforded by our shareholders, Marubeni Corporation and Mizuho Leasing. Mindful of current market volatility and the competitive acquisition landscape, we remain confident in our liquidity position and our ability to profitably grow our fleet of the most in-demand narrow-body aircraft”
Aviation Assets
As of May 31, 2025, Aircastle owned 264 aircraft and other flight equipment having a net book value of $8.1 billion. We also manage 8 aircraft with a net book value of $241 million on behalf of our joint venture with Mizuho Leasing.

Owned Aircraft	As of May 31, 2025	As of May 31, 2024
Net Book Value of Flight Equipment (in millions)	$8,149	$7,327
Net Book Value of Unencumbered Flight Equipment (in millions)	$8,029	$5,958
Number of Aircraft	264	250
Number of Unencumbered Aircraft	260	212
Number of Lessees	77	76
Number of Countries	47	44
Weighted Average Age (Years)(1)	8.9	9.6
Weighted Average Remaining Lease Term (Years)(1)	5.6	5.2
Weighted Average Fleet Utilization during the three months ended May 31, 2025 and 2023(2)	99.5%	99.1%

Managed Aircraft on behalf of Joint Ventures
Net Book Value of Flight Equipment	$241	$268
Number of Aircraft	8	9
_______________
1.Weighted by Net Book Value.
2.Aircraft on-lease days as a percentage of total days in period weighted by Net Book Value.
Conference Call
Following this press release, management will host a conference call on Thursday, July 10, 2025, at 9:00 A.M. Eastern Time. All interested parties are welcome to participate in the live call. The conference call can be accessed by dialing 1 (800) 836-8184 (from within the U.S. and Canada) or +1 (646) 357-8785 (outside the U.S. and Canada) ten minutes prior to the scheduled start. Please reference our company name “Aircastle” when prompted by the operator.
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.
For those who are not available to listen to the live call, a replay will be available on Aircastle's website shortly after the live call.

About Aircastle Limited
Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of May 31, 2025, Aircastle owned and managed on behalf of its joint ventures 272 aircraft leased to 78 airline customers located in 47 countries.
Safe Harbor
All statements in this press release, other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our proposed public offering of notes and our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends and increase revenues, earnings, EBITDA and Adjusted EBITDA and the global aviation industry and aircraft leasing sector. Words such as "anticipates," "expects," "enables," "intends," "plans," "positions," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results being materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this press release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle's filings with the SEC and previously disclosed under "Risk Factors" in Item 1A of Aircastle's most recent Form 10-K and any subsequent filings with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	May 31, 2025	February 28, 2025
	(Unaudited)
ASSETS
Cash and cash equivalents	$223,230	$279,052
Accounts receivable	12,134	9,662
Flight equipment held for lease, net	7,893,567	7,644,867
Net investment in leases, net	255,754	257,249
Unconsolidated equity method investment	46,206	45,813
Other assets	202,022	273,521

Total assets	$8,632,913	$8,510,164

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured financings, net	$114,608	$502,609
Borrowings from unsecured financings, net	4,919,677	4,452,781
Accounts payable, accrued expenses and other liabilities	355,684	295,132
Lease rentals received in advance	69,660	68,120
Security deposits	68,636	82,477
Maintenance payments	560,758	583,658
Total liabilities	6,089,023	5,984,777

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $0.01 par value, 50,000,000 shares authorized, 400 (aggregate liquidation preference of $400,000) shares issued and outstanding at May 31, 2025 and February 28, 2025	—	—
Common shares, $0.01 par value, 250,000,000 shares authorized, 17,840 shares issued and outstanding at May 31, 2025 and February 28, 2025	—	—
Additional paid-in capital	2,378,774	2,378,774
Retained earnings	165,116	146,613
Total shareholders’ equity	2,543,890	2,525,387
Total liabilities and shareholders’ equity	$8,632,913	$8,510,164

Aircastle Limited and Subsidiaries
Consolidated Statements of Income and Comprehensive Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended May 31,
	2025	2024
Revenues:
Lease rental revenue	$183,043	$162,570
Direct financing and sales-type lease revenue	5,142	5,457
Amortization of lease premiums, discounts and incentives	2,766	(6,649)
Maintenance revenue	38,132	42,149

Total lease revenue	229,083	203,527
Gain on sale or disposition of flight equipment	30,289	1,010
Other revenue	472	636

Total revenues	259,844	205,173

Operating expenses:
Depreciation	95,816	89,358
Interest, net	68,841	64,813
Selling, general and administrative	20,691	22,055
Provision for credit losses	142	(145)
Impairment of flight equipment	5,066	5,211
Maintenance and other costs	4,244	4,443

Total operating expenses	194,800	185,735

Other expense:
Loss on extinguishment of debt	(2,973)	—
Other	(456)	(304)
Total other expense	(3,429)	(304)

Income from continuing operations before income taxes and earnings of unconsolidated equity method investment	61,615	19,134
Income tax provision	12,721	3,572
Earnings of unconsolidated equity method investment, net of tax	393	519
Net income	$49,287	$16,081

Net income available to common shareholders	$49,287	$16,081

Total comprehensive income available to common shareholders	$49,287	$16,081

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended May 31,
	2025	2024
Cash flows from operating activities:
Net income	$49,287	$16,081
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation	95,816	89,358
Amortization of deferred financing costs	4,470	4,343
Amortization of lease premiums, discounts and incentives	(2,766)	6,649
Deferred income taxes	7,979	5,314
Collections on net investment in leases	1,517	713
Security deposits and maintenance payments included in earnings	(27,149)	(2,210)
Gain on sale or disposition of flight equipment	(30,289)	(1,010)
Loss on extinguishment of debt	2,973	—
Impairment of flight equipment	5,066	5,211
Provision for credit losses	142	(145)
Other	(394)	(508)
Changes in certain assets and liabilities:
Accounts receivable	(1,720)	(1,273)
Other assets	1,267	(2,927)
Accounts payable, accrued expenses and other liabilities	19,999	17,967
Lease rentals received in advance	1,674	9,441

Net cash and cash equivalents provided by operating activities	127,872	147,004
Cash flows from investing activities:
Acquisition and improvement of flight equipment	(479,614)	(224,935)
Proceeds from sale or disposition of flight equipment	226,752	25,379
Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits	2,751	35,181
Other	936	(209)
Net cash and cash equivalents used in investing activities	(249,175)	(164,584)
Cash flows from financing activities:
Proceeds from secured and unsecured debt financings	725,000	550,000
Repayments of secured and unsecured debt financings	(647,442)	(520,118)
Deferred financing costs	(6,106)	(48)
Security deposits and maintenance payments received	39,932	34,960
Security deposits and maintenance payments returned	(24,403)	(2,087)
Dividends paid	(21,500)	(10,500)
Net cash and cash equivalents provided by financing activities	65,481	52,207
Net (decrease) increase in cash and cash equivalents	(55,822)	34,627
Cash and cash equivalents at beginning of period	279,052	129,977

Cash and cash equivalents at end of period	$223,230	$164,604

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA and Adjusted EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended May 31,
	2025	2024
Net income	$49,287	$16,081
Depreciation	95,816	89,358
Amortization of lease premiums, discounts and incentives	(2,766)	6,649
Interest, net	68,841	64,813
Income tax provision	12,721	3,572

EBITDA	$223,899	$180,473
Adjustments:
Impairment of flight equipment	5,066	5,211
Loss on extinguishment of debt	2,973	—
Adjusted EBITDA	$231,938	$185,684

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-U.S. GAAP measure is helpful in identifying trends in our performance.
This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals, as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed.
EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the Board of Directors to review the consolidated financial performance of our business.
We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.